EX 99.28(d)(29)

Amendment to
Amended and Restated Investment Advisory
and Management Agreement
between JNL Variable Fund LLC and
Jackson National Asset Management, LLC

This Amendment is made by and between JNL Variable Fund LLC, a Delaware limited liability company (“Fund”) and Jackson National Asset Management, LLC, a Michigan limited liability company (“Adviser”).

Whereas, the Adviser and the Fund entered into an Amended and Restated Investment Advisory and Management Agreement effective December 1, 2012 (“Agreement”), whereby the Adviser agreed to provide certain advisory services to several separate series of shares (each a “fund”) of the Fund.

Whereas, the parties have agreed to amend Schedule A and Schedule B of the Agreement to amend certain fund names from the “Current Fund Name” to the “New Fund Name,” as set forth below, effective April 29, 2013:

Current Fund Name	New Fund Name
JNL/Mellon Capital Management DowSM 10 Fund	JNL/Mellon Capital DowSM 10 Fund
JNL/Mellon Capital Management S&P® 10 Fund	JNL/Mellon Capital S&P® 10 Fund
JNL/Mellon Capital Management Global 15 Fund	JNL/Mellon Capital Global 15 Fund
JNL/Mellon Capital Management 25 Fund	JNL/Mellon Capital 25 Fund
JNL/Mellon Capital Management Select Small-Cap Fund	JNL/Mellon Capital Select Small-Cap Fund
JNL/Mellon Capital Management Nasdaq® 25 Fund	JNL/Mellon Capital Nasdaq® 25 Fund
JNL/Mellon Capital Management Value Line® 30 Fund	JNL/Mellon Capital Value Line® 30 Fund
JNL/Mellon Capital Management DowSM Dividend Fund	JNL/Mellon Capital DowSM Dividend Fund
JNL/Mellon Capital Management S&P® 24 Fund	JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital Management VIP Fund	JNL/Mellon Capital VIP Fund
JNL/Mellon Capital Management JNL 5 Fund	JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital Management JNL Optimized 5 Fund	JNL/Mellon Capital JNL Optimized 5 Fund
JNL/Mellon Capital Management S&P® SMid 60 Fund	JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital Management NYSE® International 25 Fund	JNL/Mellon Capital NYSE® International 25 Fund
JNL/Mellon Capital Management Communications Sector Fund	JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Management Consumer Brands Sector Fund	JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Management Oil & Gas Sector Fund	JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Management Financial Sector Fund	JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Management Healthcare Sector Fund	JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Management Technology Sector Fund	JNL/Mellon Capital Technology Sector Fund

Now Therefore, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 29, 2013, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 29, 2013, attached hereto.

3.	This Amendment may be executed in two or more counterparts, which together shall constitute one document.

In Witness Whereof, the Adviser and the Fund have caused this Amendment to be executed as of November 30, 2012, dated as of April 29, 2013.

JNL Variable Fund LLC		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name: Kristen K. Leeman		Name: Mark D. Nerud
Title: Assistant Secretary		Title: President and CEO

Schedule A
Dated April 29, 2013
(List of Funds)

Funds

JNL/Mellon Capital DowSM 10 Fund
JNL/Mellon Capital S&P® 10 Fund
JNL/Mellon Capital Global 15 Fund
JNL/Mellon Capital 25 Fund
JNL/Mellon Capital Select Small-Cap Fund
JNL/Mellon Capital Nasdaq® 25 Fund
JNL/Mellon Capital Value Line® 30 Fund
JNL/Mellon Capital DowSM Dividend Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital VIP Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital JNL Optimized 5 Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital NYSE® International 25 Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Technology Sector Fund

A-1

Schedule B
Dated April 29, 2013
(Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Mellon Capital DowSM 10 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital S&P® 10 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Global 15 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital 25 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Select Small-Cap Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Nasdaq® 25 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Value Line® 30 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital DowSM Dividend Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital S&P® 24 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Mellon Capital VIP Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital JNL 5 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital JNL Optimized 5 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital S&P® SMid 60 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital NYSE® International 25 Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Communications Sector Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Consumer Brands Sector Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Healthcare Sector Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Oil & Gas Sector Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Financial Sector Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Mellon Capital Technology Sector Fund	$0 to $50 million $50 to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%